UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2021

USD Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(281) 291-0510

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	USDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2021, USD Partners LP (the “Partnership”) and USD Terminals Canada ULC, an indirect, wholly-owned subsidiary of the Partnership (together with the Partnership, the “Borrowers”), and the subsidiary guarantors party thereto, entered into an amendment (the “Amendment”) to the Borrowers’ existing revolving credit agreement, dated as of November 2, 2018 (as so amended, the “Credit Agreement”), with the lenders party thereto, Bank of Montreal, as successor administrative agent, and Citibank, N.A., as resigning administrative agent.

Among other things, the Amendment decreases the aggregate revolving commitments of the lenders from to $385 million to $275 million, extends the maturity date by one year to November 2, 2023, and reflects the resignation of Citibank, N.A. as administrative agent and swing line lender under the facility and the appointment of Bank of Montreal as successor administrative agent and swing line lender under the facility. Pursuant to the terms of the Credit Agreement, the Partnership’s borrowing capacity continues to be limited to 4.5 times its trailing 12-month consolidated EBITDA, which equates to $87.4 million of borrowing capacity available at September 30, 2021. The amendment also includes an option to increase the maximum amount of credit available on the facility to $390 million, subject to receiving increased commitments from lenders and satisfaction of certain conditions. The terms and conditions of the Credit Agreement, as amended, are substantially similar to the terms and conditions in the Credit Agreement prior to the amendment, except that the Credit Agreement, as amended, sets forth provisions for replacing LIBOR with a pre-determined alternative benchmark rate. After giving effect to the Amendment, the Partnership has the ability to request one additional one-year maturity date extension, subject to the satisfaction of certain conditions, including consent of the lenders.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which Amendment is attached as Exhibit 10.1 to this Form 8-K, and the documents are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Master Assignment, Assignment of Liens, and Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 29, 2021, among USD Partners LP, USD Terminals Canada ULC, the subsidiary guarantors party thereto, Citibank, N.A., as resigning administrative agent, Bank of Montreal, as successor administrative agent, and the other lenders and parties party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Date: November 3, 2021	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer